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                                                                   EXHIBIT 10.13

                            SECURED PROMISSORY NOTE


                                                                  April 8, 1998
                                                            The Woodlands, Texas


        FOR VALUE RECEIVED, ERIC TOMLINSON, D.SC., PH.D. ("BORROWER"), hereby unconditionally promises to pay to the order of GENEMEDICINE, INC., a Delaware corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the aggregate principal amount of all advances made hereunder as set forth on Exhibit A hereto, as the same may be amended from time to time, which aggregate principal amount shall not exceed Fifty Thousand Dollars ($50,000) (the "LOAN"), together with accrued and unpaid interest thereon from the date of each advance hereunder on the loan balance then outstanding, due and payable on the dates and in the manner set forth below. The undersigned hereby authorizes the holder of this Note to note on Exhibit A all advances made by the holder hereunder, which notations shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make a notation or the inaccuracy of the notation shall not limit or otherwise affect the obligations of the undersigned under this Note.

        This Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Stock Pledge Agreement dated as of even date herewith and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the "PLEDGE AGREEMENT"). Additional rights of Lender are set forth in the Pledge Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Pledge Agreement.

        1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on October 8, 1998.

        Notwithstanding the foregoing, in the event that the Borrower (i) voluntarily terminates his employment with Lender or (ii) sells any of the Collateral securing the Loan (as identified and described in the Pledge Agreement), this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable immediately upon the occurrence of such event.

        2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 5.38% per annum or the maximum rate permissible by law (which under the laws of the State of Texas shall be deemded to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable at the same time that the principal amount of this Note becomes due and payable and shall be compounded monthly and calculated on the basis of a 360-day year for the actual number of days elapsed.
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        3.  PLACE OF PAYMENT.  All amounts payable hereunder shall be payable at the office of Lender, 8301 New Trails Drive, The Woodlands, Texas 77381, unless another place of payment shall be specified in writing by Lender.

        4. APPLICATION OF PAYMENTS. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

        5. SECURED NOTE. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Pledge Agreement executed by and delivered by Borrower. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Pledge Agreement.

        6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

            (a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

            (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

            (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

        7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

        The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

        8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

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        9.  The undersigned represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

        10. PREPAYMENT. Borrower may prepay the unpaid principal in whole or in part, without penalty, at any time, upon the payment of all unpaid interest accrued to the date of such prepayment.

        11. NOT-TRANSFERABLE. The right of Borrower to request and receive the Loan hereunder, as well as the other benefits under this Note, shall not be assignable or otherwise transferrable by Borrower.

        12. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.


                                                Eric Tomlinson
                                                ----------------------------
                                                Eric Tomlinson, D.Sc. PH.D

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